Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration  Statement of Sunshine Biopharma, Inc. on Form  S-1,  of my  report  dated March 17, 2014 on  the financial statements of Sunshine Biopharma, Inc. for the years ended December 31, 2013 and 2012, and for the period from August 17, 2009 (inception) through December 31, 2013.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

s:/ B.F. Borger CPA PC

Certified Public Accountants
Denver, Colorado
May 22, 2014